Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.

A National Banking Association
                                                          13-5266470
                                                          (I.R.S. employer
                                                          identification no.)

399 Park Avenue, New York, New York                       10043
(Address of principal executive office)                   (Zip Code)

                             -----------------------

                         BMW VEHICLE OWNER TRUST 2003-A
          THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS
                                   SUPPLEMENT
               (Exact name of Obligoras specified in its charter)

           Delaware                                           Applied for
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

c/o Wilmington Trust Company, as Owner Trustee
Attn: Corporate Trust Administration
Rodney Square North
1100 North Market Street
Wilmington, Delaware                                          19890-0001
Or such other address specified in the applicable
Prosepctus Supplement
(Address of principal executive offices)                      (Zip Code)

                            -------------------------
                             Asset Backed Securities

Item 1.    General Information.

               Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                              Address
               ----                                              -------
               Comptroller of the Currency                      Washington, D.C.

               Federal Reserve Bank of New York                 New York, NY
               33 Liberty Street
               New York, NY

               Federal Deposit Insurance Corporation    Washington, D.C.

           (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.    Affiliations with Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.   List of Exhibits.

               List below all exhibits filed as a part of this Statement of Eligibility.

               Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

               Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

               Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

               Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

               Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

               Exhibit 5 - Not applicable.

               Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

               Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as ____________- attached)

               Exhibit 8 - Not applicable.

               Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 9th day of April, 2003.



                                        CITIBANK, N.A.

                                        By   Kristen Driscoll
                                            ------------------------------------
                                            Kristen Driscoll
                                            Assistant Vice President

                                                                      EXHIBIT 7


Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2002, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                   THOUSANDS OF DOLLARS
Cash and balances due from
           depository institutions:
Noninterest-bearing balances
           and currency and coin  . . .      $10,522,000
Interest-bearing balances . . . . . . .       14,022,000
Held-to-maturity securities . . . . . .           59,000
Available-for-sale securities . . . . .       75,228,000
Federal funds sold in domestic
      Offices                                    996,000
Federal funds sold and
           securities purchased under
           agreements to resell. . . .         3,710,000
Loans and leases held for sale . . . .         9,920,000
Loans and lease financing
           receivables:
           Loans and Leases, net of
           unearned income . . . . . .       302,651,000
LESS: Allowance for loan and lease
           losses . . . . . . . . . . .        8,186,000
                                           -------------
Loans and leases, net of unearned
           income, allowance, and reserve.   294,465,000
Trading assets . . . . . . . . . . . . .      45,612,000
Premises and fixed assets
           (including capitalized leases)      4,078,000
Other real estate owned . . . . . . . . .        128,000
Investments in unconsolidated
           subsidiaries and associated
           companies . . . . . . . . . . .       711,000
Customers' liability to this bank
           on acceptances outstanding . .      1,282,000
Intangible assets: Goodwill . .  . . . . .     5,459,000
Intangible assets: Other intangible
            assets . . . . . . . . . . . .     4,174,000
Other assets . . . . . . . . .  . . . . .     28,310,000
                                            ------------
TOTAL ASSETS . . . . . . . . . . . . . .    $498,676,000
                                            ============

LIABILITIES
Deposits: In domestic offices . . .. . .    $108,968,000
Noninterest- bearing . . . . . . . .  .       19,074,000
Interest- bearing . . . . . . . . .  . .      89,894,000

In foreign offices, Edge and
           Agreement subsidiaries,
           and IBFs . . . . . . . . . . .      223,706,000
Noninterest- bearing . . . . . . . . . .        17,030,000
Interest- bearing . . . . . . . . .  . .       206,676,000
Federal funds purchased in domestic
      Offices                                   16,763,000
Federal funds purchased and securities
           sold under agreements
           to repurchase . . . . . . . .        12,945,000
Demand notes issued to the
           U.S. Treasury . . . . . . . .                 0
           Trading liabilities . . . . .        29,853,000
           Other borrowed money (includes
           mortgage indebtedness and
           obligations under capitalized
           leases): ss . . . . . . . . .        26,211,000
Bank's liability on acceptances
           executed and outstanding . . .        1,282,000
Subordinated notes and debentures . . . .       11,500,000
Other liabilities . . . . . . . . . . . .       25,903,000
                                               -----------
TOTAL LIABILITIES . . . . . . . . . . . .     $457,131,000
                                               -----------
MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARIES. . . . . . . . . . . . . . .          236,000

EQUITY CAPITAL
Perpetual preferred stock and
           related surplus . . . . . . .         1,950,000
Common stock . . . . . . . . . . . . . .           751,000
Surplus . . . . . . . . . . .  . . . . .        21,606,000
Retained Earnings . . . . . . . .  . . .        17,523,000
Accumulated net gains (losses)
           on cash flow hedges . . .. .         -  521,000
Other equity capital components . . . .                  0
                                             -------------
TOTAL EQUITY CAPITAL . . . . .. . .. . .       $41,309,000
                                             -------------
TOTAL LIABILITIES AND EQUITY
           CAPITAL . . . . . . . . . . .      $498,676,000
                                             =============

I, Grace B. Vogel, Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
GRACE B. VOGEL
VICE PRESIDENT AND CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS